Exhibit 99.1

resTORbio Provides Corporate Update and Reports Second Quarter 2020 Financial Results

BOSTON, Massachusetts, July 30, 2020 -- resTORbio, Inc. (Nasdaq: TORC), a clinical-stage biopharmaceutical company developing innovative medicines that target the biology of aging to prevent or treat aging-related diseases, today provided a corporate update and reported financial results for the second quarter ended June 30, 2020.

“We continue to work towards completion of our planned merger with Adicet Bio, which is expected to close in the second half of 2020,” said Chen Schor, Co-Founder, President and CEO of resTORbio. “We believe that the newly combined company will be well positioned to generate greater shareholder value through the continued efforts of developing and ultimately bringing to market off-the-shelf allogeneic gamma delta T cell therapies for oncology and other diseases.”

Recent Corporate Highlights

Entered into a definitive merger agreement with Adicet Bio, Inc. (“Adicet Bio”) to advance allogeneic gamma delta CAR-T cell technology

In April 2020, resTORbio, Inc. (“resTORbio” or the “Company”) announced that it has entered into a definitive merger agreement under which Adicet Bio would merge with a wholly-owned subsidiary of resTORbio in an all-stock transaction. The proposed merger will create a combined, publicly-traded biotechnology company operating under the name, “Adicet Bio, Inc.” focused on the development of off-the-shelf allogeneic gamma delta T cell therapies for oncology and other indications. Adicet Bio’s lead product candidate, ADI-001, is a gamma delta CAR-T cell therapy targeting CD20 and is being developed for non-Hodgkin’s lymphoma. Additionally, Adicet Bio has a strong pipeline of pre-clinical and discovery programs based on its allogeneic gamma delta CAR-T cell platform.

Awarded a grant from the National Institute of Aging for a pilot study of RTB101 as COVID-19 prophylaxis in older adults

Recently, the National Institute of Aging awarded a grant to the Company to launch a randomized, double-blind, placebo-controlled pilot study to obtain preliminary data on the feasibility of studying RTB101 as compared to placebo for COVID-19 post-exposure prophylaxis in adults age 65 years and older who are asymptomatic but have SARS-CoV-2 detected on a surveillance nasopharyngeal swab or have a household member with laboratory-confirmed COVID-19. The goal of the trial is to inform the design of a potential subsequent pivotal trial in this indication. Approximately 60 subjects are expected to enroll and will be randomized 1:1 to RTB101 10 mg once daily or matching placebo once daily. The study is expected to be initiated in collaboration with Investigators at Harvard Medical School/Hebrew Senior Life and the University of Connecticut Health Center.

Initiated a study of RTB101 to evaluate the role of antiviral prophylaxis in reducing the severity of COVID-19 in nursing home residents

In May 2020, resTORbio initiated a randomized, double-blind, placebo-controlled trial to determine if prophylaxis with RTB101 as compared to placebo reduces the severity of laboratory-confirmed COVID-19 in adults age 65 years and older who reside in a nursing home with one or more residents or staff who have laboratory-confirmed COVID-19. The primary endpoint for the study is the percentage of subjects who develop laboratory-confirmed COVID-19 with protocol-defined progressive symptoms or are hospitalized or die beginning at randomization through Week 4. Approximately 550 subjects are expected to enroll in the study. Subjects will be randomized 1:1 to RTB101 10 mg once daily or matching placebo once daily. As of July 21, 2020, 15 subjects have been randomized to receive RTB101 10 mg once daily or matching placebo. The study is conducted in collaboration with Investigators at Brown University’s Schools of Medicine and Public Health.

Second Quarter 2020 Financial Results

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R&D Expenses: Research and development (R&D) expenses were $1.8 million for the three months ended June 30, 2020 compared to $16.6 million for the three months ended June 30, 2019. The decrease was primarily due to the reduction in the number of ongoing clinical trials.

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G&A Expenses: General and administrative (G&A) expenses were $3.9 million for the three months ended June 30, 2020 compared to $2.6 million for the three months ended June 30, 2019. The increase was primarily attribute to $1.8 million professional services fees related the Merger and partially offset by decrease in headcount.

•	Net Loss: Net loss was $5.6, or $0.15 per share, for the three months ended June 30, 2020 compared to a net loss of $18.3 million, or $0.51 per share, for the three months ended June 30, 2019.
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Cash, Cash Equivalents and Marketable Securities: The company did not have any marketable securities as of June 30, 2020. Cash and cash equivalents were $70.9 million as of June 30, 2020. Cash, cash equivalent and marketable securities were $91.5 million as of December 31, 2019.

About RTB101

RTB101 is an oral, selective, and potent TORC1 inhibitor product candidate that inhibits the phosphorylation of multiple targets downstream of TORC1. Inhibition of TORC1 has been observed to extend lifespan and healthspan in aging preclinical species and to improve the function of aging organ systems, suggesting potential benefits in several aging-related diseases.

About resTORbio

resTORbio, Inc. is a clinical-stage biopharmaceutical company developing innovative medicines that target the biology of aging to treat aging-related diseases. resTORbio’s lead program selectively inhibits TORC1, an evolutionarily conserved pathway that contributes to the decline in function of aging organ systems. Learn more about resTORbio, Inc. at www.resTORbio.com.

resTORbio Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the proposed merger agreement with Adicet and the structure, expected timing and completion of the proposed merger, future product development plans and projected timelines for the initiation and completion of preclinical and clinical trials; the potential for the results of ongoing preclinical or clinical trials and the efficacy of either our or Adicet’s product candidates; the combined company’s future financial performance, results of operations or sufficiency of capital resources to fund operating requirements; expectations of the potential impact of COVID-19 on strategy, future operations, and the timing of clinical trials and timing related to Adicet’s future clinical trials; the safety, efficacy and regulatory, and clinical progress of our product candidates, including RTB101 alone or in combination with sirolimus; our expectations of the potential impact of COVID-19 on strategy, future operations, and the timing of our clinical trials, including potential impacts on enrollment and initiation; our proposed timing and anticipated results of our ongoing and planned clinical trials of RTB101 in patients at risk of laboratory-confirmed COVID-19; our ability to replicate results achieved in our clinical trials in any future trials; financial plans and projections; and our expectations regarding our uses of capital, expenses, future accumulated deficit and other first quarter 2020 financial results. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding our plans to develop RTB101 alone or in combination with rapalogs, including the therapeutic potential and clinical benefits thereof and the potential patient populations that may be addressed by our product candidates, our ongoing and future clinical trials for RTB101, including the timing of the initiation and anticipated results of these trials, our ability to replicate results achieved in our clinical trials in any future trials, the timing of the closure of the merger transaction with Adicet and our ability to maximize any benefits in connection with such merger constitute forward-looking statements. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: (i) risks associated with resTORbio’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; (iv) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (v) resTORbio’s continued listing on the Nasdaq Global Market until closing of the proposed merger transaction; (vi) the combined company’s listing on the Nasdaq Global Market after closing of the proposed merger transaction; (vii) the adequacy of the combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; (viii) the nature, strategy and focus of the combined company; (ix) the difficulty in predicting the time and cost of development of resTORbio’s product candidates; (x) the executive management and board structure of the combined company; (xi) the risk that any potential payment of proceeds pursuant to the CVR Agreement may not be distributed at all or result in any value to resTORbio’s stockholders; (xii) the impact of public health epidemics affecting countries or regions in which we have operations or do business, such as COVID-19, which has been labelled a pandemic by the World Health Organization, the timing and anticipated results of our clinical trials; (xiii) the risk that the results of our clinical trials may not be predictive of future results in connection with future clinical trials; (xiv) the timing and outcome of our planned interactions with regulatory authorities; (xv) obtaining, maintaining and protecting our intellectual property and (xvi) those risks detailed in resTORbio’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

RESTORBIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$1,788	$16,553	$6,629	$25,405
General and administrative	3,864	2,616	6,403	5,455
Total operating expenses	5,652	19,169	13,032	30,860
Loss from operations	(5,652)	(19,169)	(13,032)	(30,860)
Other income, net	54	847	403	1,478
Loss before income taxes	(5,598)	(18,322)	(12,629)	(29,382)
Income tax expense	1	10	8	19
Net loss	$(5,599)	$(18,332)	$(12,637)	$(29,401)
Net loss per share —basic and diluted	$(0.15)	$(0.51)	$(0.35)	$(0.91)
Weighted-average number of common shares used in net loss per share —basic and diluted	36,446	35,684	36,445	32,249

RESTORBIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash, cash equivalents and marketable securities	$70,889	$91,473
Prepaid expenses and other current assets	2,860	1,780
Total current assets	73,749	93,253
Restricted cash	245	245
Property and equipment, net	348	414
Total assets	$74,342	$93,912

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,467	$6,716
Accrued liabilities	1,097	5,483
Total current liabilities	3,564	12,199
Other liabilities	34	15
Total liabilities	3,598	12,214

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	237,509	235,777
Accumulated deficit	(166,769)	(154,132)
Accumulated other comprehensive income	—	49
Total stockholders' equity	70,744	81,698
Total liabilities and stockholders' equity	$74,342	$93,912

Investor Contact

Janhavi Mohite
Stern Investor Relations, Inc.
212-362-1200

janhavi.mohite@sternir.com

Media Contact

Lauren Arnold
MacDougall

617-694-5387
larnold@macbiocom.com